UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2018

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2018, BSQUARE Corporation (the “Company”) entered into a Board Observer and Standstill Agreement (the “Board Observer Agreement”) with Palogic Value Fund, L.P., Palogic Value Management, L.P., and Palogic Capital Management, LLC (collectively, “PCM”), pursuant to which the Company granted to PCM the right to appoint one PCM representative to attend meetings of the Company’s Board of Directors (the “Board”) in a non-voting observer capacity.  In addition, PCM agreed, during the period in which PCM has the right to appoint a Board observer and for a period of three years thereafter, not to beneficially own, directly or indirectly, without the Company‘s prior written consent, greater than 15% (in the aggregate) of the Company’s total outstanding shares of Common Stock.  Pursuant to the Board Observer Agreement, PCM is appointing Robert J. Peters as the PCM Board observer.  In connection therewith, effective as of June 25, 2018, the Board approved, solely for purposes of RCW 23B.19.040(1)(a)(ii), any future purchase of shares of the Company’s Common Stock by PCM which results in PCM becoming an “acquiring person” as defined in RCW 23B.19.020(1) (defined as beneficially owning in the aggregate total outstanding shares of the Company’s Common Stock comprising 10% or more of the voting power of the Company).

The foregoing description of the Board Observer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Observer Agreement, which is filed herewith as Exhibit 10.1 and which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2018, upon the recommendation of the Governance and Nominating Committee (the “GNC”) of the Board, Ryan L. Vardeman was appointed as a member of the Board to fill the current vacancy on the Board. Mr. Vardeman will serve as a Class III Director and as such his term of office will expire at the Company’s 2021 Annual Meeting of Shareholders.

Mr. Vardeman is a principal of Palogic Value Management, L.P., a Dallas, Texas based investment management company and one of the parties to the Board Observer Agreement described above. As reported on Schedule 13D filed by PCM with the Securities and Exchange Commission (the “SEC”) on May 18, 2018, PCM beneficially owned 885,993 shares of the Company’s Common Stock as of such date, representing 7.0% of the Company’s outstanding shares of Common Stock based upon 12,690,868 shares of the Company’s Common Stock outstanding as of April 30, 2018, as disclosed in the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC on May 15, 2018 for the quarterly period ended March 31, 2018.

Pursuant to the Company’s compensation plan for non-employee directors and the Company’s Fourth Amended and Restated Stock Plan (the “Plan”), Mr. Vardeman was granted non-qualified options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the Company’s closing stock price on the date of grant, which will vest quarterly in equal installments over two years, and received an award of 16,667 restricted stock units, which will vest quarterly in equal installments over one year. The grants shall be subject to the Plan and to the Company’s standard non-qualified stock option and restricted stock unit agreements which have been previously filed by the Company with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Form 8-K pursuant to Item 1.01:

Exhibit No.	Description

10.1	Board Observer and Standstill Agreement dated June 25, 2018 between the Company and each of Palogic Value Fund, L.P., Palogic Value Management, L.P., and Palogic Capital Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 26, 2018	By:	/s/ Peter J. Biere
Peter J. Biere
Chief Financial Officer, Assistant Secretary and Treasurer